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                                                                    EXHIBIT 11.1

                        MHI GROUP, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (000'S OMITTED, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                           Three Months Ended       Nine Months Ended
                                              January 31,              January 31,
                                              -----------              -----------
                                           1995          1994        1995        1994
Net income                           $      654    $      924  $    2,562      $    2,977
                                     ----------    ----------  ----------      ----------

Average common shares
  outstanding                         6,271,126     4,861,474   6,233,797       4,141,938

Net shares to be issued upon
   exercise of dilutive stock options
   after applying treasury stock
   method                               736,020       604,619     650,212         592,027
                                     ----------    ----------  ----------      ----------
Adjusted shares outstanding,
   primary basis                      7,007,146     5,466,093   6,884,009       4,733,965

Contingent issuances of common
   stock for unsettled bankruptcy
   claims
                                              -        14,905           -          15,790
                                     ----------    ----------  ----------      ----------

Adjusted shares outstanding,
   fully diluted basis                7,007,146     5,480,998   6,884,009       4,749,755
                                     ==========    ==========  ==========      ==========

Earnings per common and
   common equivalent share-
   primary and fully diluted:

Net income                           $      .09    $      .16  $      .37      $      .63
                                     ==========    ==========  ==========      ==========





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